UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 16, 2003

MADE2MANAGE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	0-23459 (Commission File Number)	35-1665080 (I.R.S. Employer Identification Number)

450 E. 96th Street, Suite 300, Indianapolis, IN (Address of principal executive offices)	46240 (Zip Code)

Registrant's telephone number, including area code:  (317) 249-1200

ITEM 7.    Financial Statements and Exhibits.

The following exhibits are filed as a part of this report:

(a)        Not Applicable

(b)        Not Applicable

(c)        Exhibits

             99.1     Press Release dated April 16, 2003
             99.2     Script for Telephone Conference Call and Audio Webcast held on April 16, 2003

ITEM 9.    Regulation FD Disclosure.

The following information is furnished pursuant to Item 12 of Form 8-K, “Disclosure of Results of Operations and Financial Condition,” and is included under this Item 9 as contemplated by SEC Release No. 33-8216.

On April 16, 2003, Made2Manage Systems, Inc. issued a press release reporting its financial results for the first quarter of 2003. A copy of the press release is attached hereto as Exhibit 99.1

The following information is furnished pursuant to Item 12 of Form 8-K, “Disclosure of Results of Operations and Financial Condition,” and is included under this Item 9 as contemplated by SEC Release No. 33-8216.

On April 16, 2003, Made2Manage Systems, Inc. held a telephone conference call and audio webcast that had been announced to, and was broadly accessible by, the public for the expressed purpose of discussing its preliminary financial results for the first quarter of 2003 announced in the press release attached hereto as Exhibit 99.1. The script that was read during the telephone conference call and audio webcast by officers David Wortman, CEO, and Traci Dolan, CFO, is attached hereto as Exhibit 99.2.

The script may contain certain “forward-looking statements” that reflect Made2Manage Systems Inc.‘s expectations regarding its future growth, results of operations, performance, and business prospects and opportunities. Words such as, “estimates,” “believes,” “anticipates,” “plans,” and similar expressions may be used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. These statements reflect Made2Manage Systems Inc.‘s current beliefs and are based on information currently available to Made2Manage Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2003	MADE2MANAGE SYSTEMS, INC. (Registrant) By: /s/ Traci M. Dolan Traci M. Dolan Vice President, Finance and Administration, Chief Financial Officer, Secretary and Treasurer